                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING: 25-SEP-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                                     93-2A            93-2C             93-2D          93-2E.A
                                                               --------------   --------------   --------------   --------------
BEGINNING SECURITY BALANCE                                     $16,220,534.25   $50,516,841.36   $29,271,242.11   $19,981,784.28
  Loans Repurchased                                                        --               --               --               --
  Scheduled Principal Distribution                                  28,848.42        89,817.47       330,548.15       213,409.70
  Additional Principal Distribution                                 13,584.49        23,047.71        27,104.14        40,395.71
  Liquidations Distribution                                        658,178.09     1,046,928.32       239,356.06       270,712.50
  Accelerated Prepayments                                                  --               --               --               --
  Adjustments (Cash)                                                       --               --               --               --
  Adjustments (Non-Cash)                                                   --               --               --               --
  Losses/Foreclosures                                                      --               --               --               --
  Special Hazard Account                                                   --               --               --               --
                                                               --------------   --------------   --------------   --------------
                                     Ending Security Balance   $15,519,923.25   $49,357,047.86   $28,674,233.76   $19,457,266.37
                                                               ==============   ==============   ==============   ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                        $   101,397.77   $   303,294.00   $   164,608.80   $   110,533.59
Compensating Interest                                                  183.89         5,066.76           232.82            44.04

  Trustee Fee (Tx. Com. Bk.)                                           182.48           631.46           365.89           216.47
  Pool Insurance Premium (PMI Mtg. Ins.)                                   --               --               --         4,395.99
  Pool Insurance (GE Mort. Ins.)                                     3,925.37               --         4,712.67               --
  Pool Insurance (United Guaranty Ins.)                                    --               --               --               --
  Backup for Pool Insurance (Fin. Sec. Assur.)                             --               --               --               --
  Special Hazard Insurance (Comm. and Ind.)                            770.48               --               --               --
  Bond Manager Fee (Capstead)                                          256.83           631.46           426.87           249.77
  Excess Compensating Interest (Capstead)                                  --               --               --               --
  Administrative Fee (Capstead)                                        439.28         2,104.90           914.70           707.67
  Administrative Fee (Other)                                               --               --               --               --
  Excess-Fees                                                              --               --               --               --
  Special Hazard Insurance (Aetna Casualty)                                --               --               --               --
  Other                                                                    --               --               --               --
                                                               --------------   --------------   --------------   --------------
                                                  Total Fees         5,574.44         3,367.82         6,420.13         5,569.90
                                                               --------------   --------------   --------------   --------------
 Servicing Fee                                                       4,732.21        12,976.09         7,993.69         5,465.52
 Interest on Accelerated Prepayments                                       --               --               --               --
                                                               --------------   --------------   --------------   --------------
                                 Total Interest Distribution   $   111,888.31   $   324,704.67   $   179,255.44   $   121,613.05
                                                               ==============   ==============   ==============   ==============
LOAN COUNT                                                                 62              199              173              114
WEIGHTED AVERAGE PASS-THROUGH RATE                                   7.515042         7.324942         6.757825         6.640706

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING: 25-SEP-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                                    93-2E.B           93-2G            1996-A           1996-B
                                                               --------------   --------------   --------------   --------------
BEGINNING SECURITY BALANCE                                     $61,450,544.95   $84,873,520.80   $12,937,956.99   $26,222,453.67
  Loans Repurchased                                                        --               --               --               --
  Scheduled Principal Distribution                                 104,178.19       153,510.58        18,697.68        40,008.07
  Additional Principal Distribution                                 24,206.74        59,257.62           618.20         7,975.91
  Liquidations Distribution                                      3,118,436.34       417,583.46       387,703.67     1,104,544.86
  Accelerated Prepayments                                                  --               --               --               --
  Adjustments (Cash)                                                       --               --               --               --
  Adjustments (Non-Cash)                                                   --               --               --               --
  Losses/Foreclosures                                                      --               --               --               --
  Special Hazard Account                                                   --               --               --               --
                                                               --------------   --------------   --------------   --------------
                                     Ending Security Balance   $58,203,723.68   $84,243,169.14   $12,530,937.44   $25,069,924.83
                                                               ==============   ==============   ==============   ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                        $   355,976.15   $   503,111.24   $    82,400.97   $   157,394.11
Compensating Interest                                                7,257.98         1,469.51               --               --

  Trustee Fee (Tx. Com. Bk.)                                           665.71           954.83           161.72           327.78
  Pool Insurance Premium (PMI Mtg. Ins.)                            13,519.12               --               --         7,086.62
  Pool Insurance (GE Mort. Ins.)                                           --               --         3,726.13               --
  Pool Insurance (United Guaranty Ins.)                                    --               --               --               --
  Backup for Pool Insurance (Fin. Sec. Assur.)                             --               --               --           669.80
  Special Hazard Insurance (Comm. and Ind.)                                --               --               --               --
  Bond Manager Fee (Capstead)                                          768.13         1,060.92               --               --
  Excess Compensating Interest (Capstead)                                  --               --         2,125.82         3,378.72
  Administrative Fee (Capstead)                                      2,176.46         3,536.49           539.06         1,092.63
  Administrative Fee (Other)                                               --               --               --               --
  Excess-Fees                                                              --               --               --               --
  Special Hazard Insurance (Aetna Casualty)                                --               --           296.49           758.27
  Other                                                                    --               --               --               --
                                                               --------------   --------------   --------------   --------------
                                                  Total Fees        17,129.42         5,552.24         6,849.22        13,313.82
                                                               --------------   --------------   --------------   --------------
 Servicing Fee                                                      15,985.01        20,873.92         3,470.93         7,850.62
 Interest on Accelerated Prepayments                                       --               --               --               --
                                                               --------------   --------------   --------------   --------------
                                 Total Interest Distribution   $   396,348.56   $   531,006.91   $    92,721.12   $   178,558.55
                                                               ==============   ==============   ==============   ==============
LOAN COUNT                                                                221              322               50               97
WEIGHTED AVERAGE PASS-THROUGH RATE                                   7.093199         7.134108         7.642719         7.202718

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING: 25-SEP-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                                    1996-C.1         1996-C.2         1996-C.3
                                                               --------------   --------------   --------------
BEGINNING SECURITY BALANCE                                     $ 3,339,579.70   $ 8,324,967.57   $ 6,307,955.62
  Loans Repurchased                                                        --               --               --
  Scheduled Principal Distribution                                   4,078.67        11,977.83         7,453.89
  Additional Principal Distribution                                      2.30         1,250.43            60.56
  Liquidations Distribution                                                --               --       914,785.42
  Accelerated Prepayments                                                  --               --               --
  Adjustments (Cash)                                                       --               --               --
  Adjustments (Non-Cash)                                                   --               --               --
  Losses/Foreclosures                                                      --               --               --
  Special Hazard Account                                                   --               --               --
                                                               --------------   --------------   --------------
                                     Ending Security Balance   $ 3,335,498.73   $ 8,311,739.31   $ 5,385,655.75
                                                               ==============   ==============   ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                        $    21,596.70   $    53,712.12   $    34,312.54
Compensating Interest                                                      --               --               --

  Trustee Fee (Tx. Com. Bk.)                                            41.75            69.37            52.57
  Pool Insurance Premium (PMI Mtg. Ins.)                                   --               --               --
  Pool Insurance (GE Mort. Ins.)                                       961.80               --               --
  Pool Insurance (United Guaranty Ins.)                                    --               --         2,349.71
  Backup for Pool Insurance (Fin. Sec. Assur.)                             --               --               --
  Special Hazard Insurance (Comm. and Ind.)                                --               --               --
  Bond Manager Fee (Capstead)                                              --               --         1,448.78
  Excess Compensating Interest (Capstead)                                  --               --         4,989.30
  Administrative Fee (Capstead)                                        167.00           173.43           262.70
  Administrative Fee (Other)                                               --               --               --
  Excess-Fees                                                              --               --               --
  Special Hazard Insurance (Aetna Casualty)                             76.54               --           182.41
  Other                                                                    --               --               --
                                                               --------------   --------------   --------------
                                                  Total Fees         1,247.09           242.80         9,285.47
                                                               --------------   --------------   --------------
 Servicing Fee                                                       1,043.64         1,921.07         1,971.21
 Interest on Accelerated Prepayments                                       --               --               --
                                                               --------------   --------------   --------------
                                 Total Interest Distribution   $    23,887.43   $    55,875.99   $    45,569.22
                                                               ==============   ==============   ==============
LOAN COUNT                                                                 16               42               29
WEIGHTED AVERAGE PASS-THROUGH RATE                                    7.76027         7.742318         6.803089